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                                                                  Exhibit 99.a.9

                    Revised Earnings per Share Computation
                       Three Months Ended March 31, 2000
                                  (Unaudited)
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

                                                           Three Months Ended March 31, 2000
                                                                                     Per Share
                                                          Income        Shares         Amount
--------------------------------------------------------------------------------------------------
                                                         (Thousands, except per share amounts)
Basic EPS
       Income available for common stock                    $ 53,747        58,484
       Convertible preferred stock                             9,275        39,892
                                                       ----------------------------
            Income available for common stock
            + assumed conversion of preferred stock         $ 63,022        98,376         $ 0.64
                                                       ============================
       Further dilution from applying the "two-
       class" method                                                                        (0.11)
                                                                                   ---------------
       Basic earnings per share                                                            $ 0.53
                                                                                   ===============
Effect of Other Dilutive Securities
       Options                                                     -             2
                                                       ----------------------------
Diluted EPS
       Income available for common stock
          + assumed exercise of stock options               $ 63,022        98,378         $ 0.64
                                                       ============================
       Further dilution from applying the "two-
       class" method                                                                        (0.11)
                                                                                   ---------------
       Diluted earnings per share                                                          $ 0.53
==================================================================================================
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